UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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RACKSPACE HOSTING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 26, 2016

TO: RackGlobal

SUBJECT LINE: Big news: Rackspace to become a private company. Family meeting at 10:30 a.m.

Rackers,

I have big news to share with you this morning. In a few moments, we will publicly announce our intention to become a private company, in a transaction that will help us seize the huge opportunity that we face as the world’s #1 managed cloud company.

Our primary partner in this transaction is Apollo Global Management, one of the world’s leading alternative investment managers.  Apollo has assembled a group of partners and together they will own Rackspace, upon closing of the transaction. Apollo has led transactions to take private ADT Security Services, the Fresh Market grocery chain, McGraw Hill Education (formerly a textbook publisher and now a leading online education company) and Sirius Satellite Radio (now Sirius XM.) Apollo has given its portfolio companies the flexibility to invest their resources in long-term strategies that have powered them to new heights of success.

Apollo has agreed to pay Rackspace stockholders $32.00 a share, for a premium of 38% over Rackspace’s closing stock price of $23.16 as of August 3, 2016, the last trading day prior to news reports speculating about a potential transaction.

This transaction has been unanimously approved by the Rackspace board. It will require the approval of stockholders and regulators.  We expect to secure those approvals and close the deal sometime in Q4.  Apollo enthusiastically supports our managed-cloud strategy, and it has asked our management team to remain in place, with me as president and CEO.

This transaction is the culmination of a thoughtful strategic review process conducted by our board, with help from its independent advisors, to maximize value for Rackspace shareholders.  The board considered a wide range of potential partners and strategic options, including the option of continuing as a publicly traded company.

In weighing these options, the board was mindful that, as the early leader in the fast-growing managed cloud services industry, Rackspace faces a big opportunity.  To seize it, we want the flexibility to manage ourselves for long-term growth and invest more of our resources in additional multi-cloud capabilities that we expect to pay off over the long term. This transformation is likely to impact our revenue and margins for multiple quarters.

After considering these factors, the board concluded that it can best advance shareholder value through a transaction with Apollo that will result in Rackspace becoming a private company. Upon closing of the transaction, Apollo will pay shareholders a cash premium that is significant, immediate, and certain.

So, why is this the right move?  The main reason is that we’ve found the right partner to help us achieve our goals.

Apollo takes a patient, value-oriented approach to its investments.  It understands that Rackspace faces a big opportunity today as mainstream companies move their computing out of corporate data centers and into multi-cloud models. It believes in our managed cloud strategy. Apollo values our unique workplace culture and our commitment to Fanatical Support.

We expect that this transaction will give us added flexibility to manage our business for long-term growth. With Apollo’s support, we intend to more aggressively pursue the transformation that we’ve already begun at Rackspace.

We’ve already been finding good new homes for lines of business such as Exceptional, Jungle Disk, and Cloud Sites that, while successful, are no longer core to our strategy. We’ve been reallocating the resources from those sales into new lines of business such as FAWS and the Microsoft Cloud, which, while relatively small, are growing rapidly. We’ve been pivoting OpenStack to become the leading technology in the enterprise and mid-market private cloud space. We’re developing more compelling offers in our portfolio of dedicated and hybrid cloud services to better handle the many workloads that are moving out of corporate data centers but are not appropriate for the public cloud. We’ve been investing in companies such as Cloud Technology Partners that can help us acquire and serve more multi-cloud customers. We’re creating an awareness campaign to tell the world about our unique ability to deliver expertise and Fanatical Support on all of the world’s leading clouds.

As a private company, we will have added flexibility to strike more quickly and deeply on these fronts, expanding our market share and capitalizing on our early leadership of the managed cloud services industry.

We expect that operating as a private company will enable us to strengthen the value we deliver to customers and build on the pride that we’ve always taken when we help them succeed. Over the long term, we expect to offer more growth opportunities for Rackers than we could have under any of the other available options. We will continue to offer competitive compensation and benefits, and one of the world’s most engaging workplace cultures.

During the next few months of transition and beyond, it’s important that we all stay focused on our individual and team goals, and on delivering expertise and Fanatical Support to our customers and our fellow Rackers. We will conduct business as usual. Regardless of our corporate structure, our unique culture and Fanatical Support have always been the key to our success — and always will be.

Rackers, I hope you’re as excited as I am about the strong partner that we’ve found in Apollo, and the added flexibility that we expect to gain so that we can manage our company for long-term growth. I believe that this transaction will rekindle the entrepreneurial spirit of our first decade as a startup, before our IPO in 2008.

In any change of this magnitude, it’s natural to have questions.  We’ve posted some FAQs on InsideRack that will address many of those. If you have other questions, please reach out to your team leaders.  And please join me at one of the Family Meetings we’ve scheduled, at 10:30 this morning and 10 tonight, in the Event Center.

Best

Taylor

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) and Rackspace Hosting, Inc. (the “Company”), including statements regarding the benefits of the transaction and the anticipated timing of the transaction. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against the Company, its officers or directors related to the merger agreement or the transaction, (viii) the possibility that competing offers or acquisition proposals for the Company will be made; (ix) risks regarding the failure to obtain the necessary financing to complete the proposed transaction; (x) risks related to the equity and debt financing and related guarantee arrangements entered into in connection with the proposed transaction; and (xi) the ability of Apollo to implement its plans, forecasts, and other expectations with respect to the Company’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Rackspace Hosting, Inc. (the “Company”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the acquisition of the Company (the “Transaction”). The Company plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies in connection with the Transaction.

Kevin Costello, Ossa Fisher, John Harper, Lewis J. Moorman, Fred Reichheld, William Taylor Rhodes, Lila Tretikov and Graham Weston, all of whom are members of Company’s Board of Directors, and Karl Pichler, Senior Vice President, Chief Financial Officer, are participants in the Company’s solicitation. Other than Mr. Weston, none of such participants owns in excess of 1% of Company’s common stock. Mr. Weston may be deemed to own approximately 15% of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Company’s definitive proxy statement for its 2016 Annual Meeting of Stockholders (the “2016 Proxy Statement”), which was filed with the SEC on March 18, 2016. To the extent that holdings of Company’s securities have changed since the amounts printed in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing its definitive Transaction Proxy Statement with the SEC, the Company will mail the definitive Transaction Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RACKSPACE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Transaction will also be available, free of charge, at the Company’s website (http://www.rackspace.com) or by writing to Investor Relations, Rackspace Hosting, Inc., 1 Fanatical Place, San Antonio, Texas 78218.